                                                                    EXHIBIT 16.1

                                 Smith & Company
                          10 West 100 South, Suite 700
                         Salt Lake City, Utah 84101-1554

July 31, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the revised Item 4 of the Form 8-K/A Current Report dated July 31, 2003 of WinWin Gaming, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of WinWin Gaming, Inc. contained therein.

                                                  Very truly yours,

                                                  /s/ Smith & Company